SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TEEKAY OFFSHORE PARTNERS L.P.
(Exact name of registrant as specified in its charter)

REPUBLIC OF THE MARSHALL ISLANDS	Not Applicable

(Jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Bayside House
Bayside Executive Park
West Bay Street and Blake Road
P.O. Box AP-59212
Nassau, Commonwealth of the Bahamas
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Units representing limited partner interests	New York Stock Exchange
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.     ☒
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.     ☐
Securities Act registration statement file number to which this form relates: 333-139116
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.     Description of Registrants’ Securities to be Registered.
A description of common units representing limited partner interests in Teekay Offshore Partners L.P. (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-139116) (the “Registration Statement”), filed with the Securities and Exchange Commission on December 4, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2.     Exhibits.

Exhibit No.	Description

1
Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-139116), as filed with the Securities and Exchange Commission on December 4, 2006 and as subsequently amended (incorporated herein by reference).

2	Certificate of Limited Partnership of Teekay Offshore Partners L.P. (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

3	Form of First Amended and Restated Agreement of Limited Partnership of Teekay Offshore Partners L.P. (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
     Date: December 7, 2006

TEEKAY OFFSHORE PARTNERS L.P. By: Teekay Offshore GP L.L.C.
By	/s/ Peter Evensen
	Name:	Peter Evensen
	Title:	Chief Executive Officer